Exhibit (a)(52)

JANUS INVESTMENT FUND

Certificate of Redesignation

The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the “Trust”), being duly authorized by a majority of the duly elected and qualified Trustees of the Trust acting pursuant to Sections 3.6 and 4.1 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the “Declaration”), does hereby certify that, by affirmative vote of a majority of the Trustees at a meeting held on December 8, 2016, certain series of the Trust were redesignated as shown in Exhibit A , with such redesignations to be effective on or about June 5, 2017.

All of the current rights and preferences of the Funds remain in full force and effect, as set forth in the Declaration.

The undersigned further certifies that she has been duly authorized by the Trustees of the Trust to take all necessary action to file a copy of this Certificate with the Secretary of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration.

IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.

Dated: June 30, 2017	/s/ Kathryn Santoro
Kathryn Santoro, Secretary

EXHIBIT A

Current Fund Name	Fund Redesignation
INTECH Emerging Markets Managed Volatility Fund	Janus Henderson Emerging Markets Managed Volatility Fund
INTECH Global Income Managed Volatility Fund	Janus Henderson Global Income Managed Volatility Fund
INTECH International Managed Volatility Fund	Janus Henderson International Managed Volatility Fund
INTECH U.S. Core Fund	Janus Henderson U.S. Core Fund
INTECH U.S. Managed Volatility Fund	Janus Henderson U.S. Managed Volatility Fund
Janus Adaptive Global Allocation Fund	Janus Henderson Adaptive Global Allocation Fund
Janus Asia Equity Fund	Janus Henderson Asia Equity Fund
Janus Balanced Fund	Janus Henderson Balanced Fund
Janus Contrarian Fund	Janus Henderson Contrarian Fund
Janus Diversified Alternatives Fund	Janus Henderson Diversified Alternatives Fund
Janus Enterprise Fund	Janus Henderson Enterprise Fund
Janus Flexible Bond Fund	Janus Henderson Flexible Bond Fund
Janus Forty Fund	Janus Henderson Forty Fund
Janus Global Allocation Fund – Conservative	Janus Henderson Global Allocation Fund – Conservative
Janus Global Allocation Fund – Growth	Janus Henderson Global Allocation Fund – Growth
Janus Global Allocation Fund – Moderate	Janus Henderson Global Allocation Fund - Moderate
Janus Global Bond Fund	Janus Henderson Global Bond Fund
Janus Global Life Sciences Fund	Janus Henderson Global Life Sciences Fund
Janus Global Real Estate Fund	Janus Henderson Global Real Estate Fund
Janus Global Research Fund	Janus Henderson Global Research Fund
Janus Global Select Fund	Janus Henderson Global Select Fund
Janus Global Technology Fund	Janus Henderson Global Technology Fund
Janus Global Unconstrained Bond Fund	Janus Henderson Global Unconstrained Bond Fund
Janus Government Money Market Fund	Janus Henderson Government Money Market Fund
Janus Growth and Income Fund	Janus Henderson Growth and Income Fund
Janus High-Yield Fund	Janus Henderson High-Yield Fund
Janus Money Market Fund	Janus Henderson Money Market Fund
Janus Multi-Sector Income Fund	Janus Henderson Multi-Sector Income Fund
Janus Overseas Fund	Janus Henderson Overseas Fund
Janus Real Return Fund	Janus Henderson Real Return Fund
Janus Research Fund	Janus Henderson Research Fund
Janus Short-Term Bond Fund	Janus Henderson Short-Term Bond Fund

Janus Triton Fund	Janus Henderson Triton Fund
Janus Venture Fund	Janus Henderson Venture Fund
Perkins Global Value Fund	Janus Henderson Global Value Fund
Perkins International Value Fund	Janus Henderson International Value Fund
Perkins Large Cap Value Fund	Janus Henderson Large Cap Value Fund
Perkins Mid Cap Value Fund	Janus Henderson Mid Cap Value Fund
Perkins Select Value Fund	Janus Henderson Select Value Fund
Perkins Small Cap Value Fund	Janus Henderson Small Cap Value Fund
Perkins Value Plus Income Fund	Janus Henderson Value Plus Income Fund

ACKNOWLEDGMENT

STATE OF COLORADO                              )

                                                                          ) ss.

CITY AND COUNTY OF DENVER            )

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Santoro, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.

SUBSCRIBED AND SWORN TO this 30th day of June, 2017.

My Commission Expires:

07/07/2021	/s/ Amber Joy Sanders
Notary Public – Amber Joy Sanders